Exhibit 4.2

HEMOSENSE, INC.

AMENDMENT TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

December 12, 2006

This Amendment (this “Amendment”) to the Amended and Restated Investor Rights Agreement dated February 7, 2005, as amended (the “Rights Agreement”), is made as of the date first set forth above between HemoSense, Inc., a Delaware corporation (the “Company”), and the undersigned constituting the necessary parties to amend the Rights Agreement. All defined terms used in this Amendment not otherwise defined herein shall have the same meaning as set forth in the Rights Agreement.

WHEREAS, the Company proposes to conduct a private placement of its securities to a limited number of accredited and institutional investors pursuant to a Securities Purchase Agreement (the “Offering”) and in connection therewith intends to file a registration statement with the Securities and Exchange Commission in order to register the securities issued in the Offering for resale; and

WHEREAS, the undersigned desires to waive its right to (i) include its Registrable Securities in such Company registration pursuant to Section 2.2 of the Rights Agreement and (ii) restrict the Company’s ability to grant certain registration rights to holders of securities issued in the Offering pursuant to Section 2.4 of the Rights Agreement.

WHEREAS, the undersigned desires to offer the participants in the Offering a right to participate in future registrations by the Company pursuant to Section 2.2 of the Rights Agreement.

In consideration of the foregoing and the promises and covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.	Waiver of Registration Rights. Pursuant to Section 6.3 of the Rights Agreement, the undersigned Holder hereby waives the observance of, and its rights under Section 2.2 of the Rights Agreement, including, but not limited to the Holder’s right to receive written notice from the Company with respect to the registration of securities issued in the Offering, provided, however, that such waiver is given solely with respect to the registration of securities by the Company in connection with the Offering.

2.	Amendment of preamble . The Company and the undersigned Holder hereby agrees to amend and restate the following definition in preamble of the Rights Agreement:

“Investor” shall mean the purchasers of the Company’s Series A-2 Preferred Stock (the “Series A-2 Investors”) listed on Exhibit A hereto, the purchasers of the Company’s Series B-2 Preferred Stock (the “Series B-2 Investors”) listed on Exhibit B hereto, the purchasers of the Company’s Series C-2 Preferred Stock (the “Series C-2 Investors”) listed on Exhibit C hereto, and the purchasers of the Company’s Series

C-3 Preferred Stock (the “Series C-3 Investors”) listed on Exhibit D hereto, New Enterprise Associates 12, Limited Partnership (“NEA”) and their transferees (as permitted herein).

3.	Amendment of Section 1. The Company and the undersigned Holder hereby agrees to amend and restate the following definitions in Section 1.1 of the Rights Agreement:

“Holder” or “Holders” shall mean any Investor holding Registrable Securities (including Preferred Stock) and any Person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section 2.11 hereof and NEA.

“Registrable Securities” shall mean (i) the Conversion Stock and (ii) any Common Stock of the Company issued or issuable in respect of the Conversion Stock upon any stock split, stock dividend, recapitalization, or similar event, (iii) any Common Stock otherwise issued or issuable with respect to the Preferred Stock, or (iv) any Common Stock acquired by NEA pursuant to that certain Securities Purchase Agreement between the Company and NEA dated December 12, 2006; provided, however, that shares of Common Stock or other securities shall be treated as Registrable Securities only if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, whether in a registered offering, Rule 144 transaction or otherwise, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

4.	Effectiveness. This Amendment shall be effective as of the date first above written as to all Holders upon receipt of signatures from the Holders of at least 66 2/3% of the total outstanding Registrable Securities, and, except as expressly modified by this Amendment, the Rights Agreement, as originally written and as subsequently amended, shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

HEMOSENSE, INC.

By:	/s/ James D. Merselis
James D. Merselis
President and Chief Executive Officer

[Signature Page to Amendment to Amended and Restated Investor Rights Agreement]

INVESTORS:

MPM BIO VENTURES II, L.P.

By:	MPM Asset Management II, L.P.,
its General Partner
By:	MPM Asset Management II, LLC,
its General Partner

Signed:	/s/ Kurt C. Wheeler
Print Name:	Kurt C. Wheeler
Title:	Managing Director

MPM BIO VENTURES II-QP, L.P.

By:	MPM Asset Management II, L.P.,
its General Partner
By:	MPM Asset Management II, LLC,
its General Partner

Signed:	/s/ Kurt C. Wheeler
Print Name:	Kurt C. Wheeler
Title:	Managing Director

MPM ASSET MANAGEMENT INVESTORS
2000 B LLC

Signed:	/s/ Kurt C. Wheeler
Print Name:	Kurt C. Wheeler
Title:	Managing Director

[Signature Page to Amendment to Amended and Restated Investor Rights Agreement]

MPM BIO VENTURES GMBH & CO. PARALLEL-BETEILIGUNGS KG

By:	MPM Asset Management II, L.P.,
its General Partner
By:	MPM Asset Management II, LLC,
its General Partner

Signed:	/s/ Kurt C. Wheeler
Print Name:	Kurt C. Wheeler
Title:	Managing Director

[Signature Page to Amendment to Amended and Restated Investor Rights Agreement]

VANGUARD V, L.P.

By:	Vanguard V Venture Partners. LLC,
its General Partner

/s/ Robert D. Ulrich, Ph.D.
Robert D. Ulrich, Ph.D.
Member

[Signature Page to Amendment to Amended and Restated Investor Rights Agreement]

NEA:

NEW ENTERPRISE ASSOCIATES 12, LIMITED PARTNERSHIP

By:	NEA Partners 12, Limited Partnership, its general partner

By:	NEA 12 GP, LLC, its general partner

By:	C. Richard Kramlich
C. Richard Kramlich, Manager

[Signature Page to Amendment to Amended and Restated Investor Rights Agreement]